UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 22, 2018

LIBERTY MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35707	37-1699499
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.  Results of Operations and Financial Condition.

On January 22, 2018, Liberty Media Corporation (“Liberty”) announced that it intends to launch a process to refinance (the “Refinancing”) the $3,302 million term loan under the syndicated first lien facilities agreement executed by certain subsidiaries of Delta Topco Limited. In advance of meetings to be held with lenders regarding the Refinancing (the “Lenders”), Liberty is providing the following information regarding the results of operations and financial condition of its Formula 1 business for the year ended December 31, 2017:

•                  Formula 1 revenue for the year ended December 31, 2017 is expected to be down approximately 1% as compared to the prior year period.

Full financial statements for this period will be filed on or before March 1, 2018, and prior to such time Liberty will not provide any additional details or commentary regarding the foregoing.

This Item 2.02, insofar as it discloses historical information regarding Liberty’s results of operations or financial condition for the year ended December 31, 2017, is being furnished to the SEC and shall not be deemed to be “filed” for any purpose.

Item 7.01.  Regulation FD.

In addition, Liberty is also providing revised expectations regarding certain Formula 1 tax considerations in advance of meetings with Lenders regarding the Refinancing. Liberty had previously estimated that future cash taxes for Formula 1 would be at a low double digit percentage of U.K. EBITDA. Liberty is now expecting a mid- to high-single-digit effective cash tax rate on U.K. EBITDA for its Formula 1 business, due to the cumulative impact of changes in U.K. tax law, conclusions reached by Her Majesty’s Revenue and Customs regarding the future treatment under U.K. tax law of certain historic transactions and the effects of a Formula 1 corporate restructuring in the fourth quarter of 2017.

This Item 7.01 and the press release attached hereto as Exhibit 99.1 are being furnished to the SEC and shall not be deemed to be “filed” for any purpose.

*****

Cautionary Statements Relating to Preliminary Estimates or Expectations

The information provided in Item 2.02 of this Current Report on Form 8-K reflects Liberty’s preliminary estimate or expectation of certain unaudited annual results of its Formula 1 business as of and for the twelve month period ended December 31, 2017. Such estimates or expectations are made only as of the date of this Current Report on Form 8-K, are not final results and are subject to change. Liberty has not completed its normal quarterly and annual review procedures for the three and twelve month periods ended December 31, 2017. KPMG LLP, Liberty’s auditors, have not examined or performed any procedures with respect to the financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability. There can be no assurance that the final results for these periods will not differ from these estimates or expectations. Any such differences could be material. These estimates or expectations should not be viewed as a substitute for full financial statements prepared in accordance with generally accepted accounting principles, or “GAAP”. In addition, these preliminary results of operations are not necessarily indicative of the results to be achieved for any future period.

Forward-Looking Statements

This Current Report on Form 8-K includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the expected results of operations and financial performance of Liberty’s Formula 1 business for the year ended December 31, 2017 and certain tax matters relating to the Formula 1 business.  These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, the completion of Liberty’s normal quarterly and annual review procedures for the three and twelve month periods ended December 31, 2017, the completion of KPMG LLP’s review and audit of such results of operation and financial performance, regulatory matters affecting the Formula 1 business and changes in law.  These forward-looking statements speak only as of the date of this Current Report on Form 8-K, and Liberty expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty, including the most recent Forms 10-K and 10-Q, for additional information about Liberty and about the risks and uncertainties related to Liberty’s business, including the Formula 1 business, which may affect the statements made in this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits

(d)   Exhibits.

Exhibit No.	Name
99.1	Press Release, dated January 22, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2018

LIBERTY MEDIA CORPORATION

By:	/s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President